UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 27, 2011, the Board of Directors of Puda Coal, Inc. (the “Company”) resolved to amend Section 3.8 of the Company’s Bylaws, effective on the same date.  Prior to the amendment, the Bylaws stated that special board meetings may be called by the Chairman of the Board or by the President of the Company.  The amendment provides that special board meetings may be called by any director of the Board or by the Secretary of the Company.  The requirement in the same section regarding at least 2 days’ notice of date, time and place of the meeting remains unchanged.  The Bylaws of the Company, as amended, is filed as Exhibit 3.1 to this report.

Item 8.01 Others

On April 29, 2011, the Company issued a press release announcing that it has received a buy-out proposal from Chairman of the Board, Mr. Ming Zhao, and that the Audit Committee continues to investigate into allegations regarding various unauthorized transactions by Mr. Zhao.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(99)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description

3.1	Bylaws of Puda Coal, Inc., as amended on April 27, 2011

99.1	Press Release dated April 29, 2011 regarding the buy-out proposal and the continued investigation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: April 29, 2011	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Puda Coal, Inc., as amended on April 27, 2011

99.1	Press Release dated April 29, 2011 regarding the buy-out proposal and the continued investigation